Exhibit 23
                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997:

Registration Statement Number                    Description
-----------------------------                   -------------
          33-40433                 Form S-3, pertaining to the private placement
                                    900,000 shares of the Company's common
                                    stock in May, 1991.

          33-47296                 Form S-8, pertaining to the Company's Stock
                                    Purchase and Loan Plan.

          33-48000                 Form S-8, pertaining to the Company's Stock
                                    Option Plan.

          33-58201                 Form S-8, pertaining to the Employee's Stock
                                    Purchase Plan.

          33-64275                 Form S-3, Shelf Registration Statement,
                                    pertaining to the registration of $462.3 million of Common Stock, Preferred Stock and Debt Securities.

          333-11207                Form S-3, Shelf Registration Statement,
                                    pertaining to the private placement of
                                    1,679,840 shares of the Company's Common
                                    Stock in August, 1996.

          333-15133                Form S-3, pertaining to the Company's
                                    Dividend Reinvestment and Stock Purchase
                                    Plan.

          333-27221                Form S-3, Shelf Registration Statement,
                                    pertaining to the registration of $600
                                    million of Common Stock, Preferred Stock and Debt Securities.

          333-32829                Form S-8, pertaining to the Company's Stock
                                    Purchase and Loan Plan.

          333-44463                Form S-3, pertaining to the Company's
                                    Dividend Reinvestment and Stock Purchase
                                    Plan.

          333-42691                Form S-8, pertaining to the Company's Stock
                                    Option Plan.


                                /s/ Ernst & Young LLP
                                    ------------------------------
                                    Ernst & Young LLP

Richmond, Virginia
March 27, 1998